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                                                                    EXHIBIT 99.2


                              WAIVER AND AMENDMENT

     THIS WAIVER AND AMENDMENT (this "AMENDMENT") is entered into as of the 21st day of September, 1998, by and among Flexible Funding Corp. (the "SELLER"), Falcon Asset Securitization Corporation ("FALCON") and The First National Bank of Chicago, individually ("FIRST CHICAGO") and as agent (the "AGENT") with respect to that certain Receivables Purchase Agreement dated as of August 22, 1996 by and among the parties hereto (the "RPA"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the RPA.

                              W I T N E S S E T H:

          WHEREAS, the parties wish to waive certain Servicer Defaults that have occurred under the RPA; and

          WHEREAS, in addition to such waivers, the parties wish to amend the RPA in certain respects;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Waivers. Each of the Agent and the Purchasers hereby waives any Servicer Default that may have resulted under Section 7.1(a), 7.1(c) and/or 7.1(g) of the RPA from the aggregate Receivable Interests exceeding 100% at any time during the months of October 1997, November 1997, December 1997, January 1998, April 1998, May 1998, June 1998 and July 1998.

          2.   Amendments.

          2.1. Clause (4) of the definition of "ELIGIBLE RECEIVABLE" set forth in Exhibit I to the RPA is hereby amended to delete "30" where it appears and to substitute "60" in lieu thereof.

          2.2. Clauses (c) and (e) of the definition of "EXCESS CONCENTRATION BALANCES" set forth in Exhibit I to the RPA are hereby amended and restated in their entirety to read as follows:

          (c) (i) with respect to Receivables owing from natural persons resident in -- or corporations or other business entities with their chief executive offices in -- a province of Canada other than Quebec, 5% of the aggregate Outstanding Balance of all Eligible Receivables, and (ii) with respect to Receivables owing from all other Foreign Obligors, 5% of the aggregate Outstanding Balance of all Eligible Receivables;
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          (e)  (i) with respect to Receivables arising under Contracts that require payment within 31-60 days after the original invoice date therefor, 10% of the aggregate Outstanding Balance of all Eligible Receivables and
     (ii) with respect to all Receivables arising under Bill and Hold arrangements, 5% of the aggregate Outstanding Balance of all Eligible Receivables.

          2.3. The following new definitions are hereby inserted in their appropriate alphabetical order into Exhibit I to the RPA:

          "REPORTING DATE" means the sixth (6th) Business Day after Friday of each week.

          "SETTLEMENT DATE" means a Business Day not later than one (1) Business Day after each Reporting Date.

          2.4. The second sentence of Section 1.10 of the RPA is hereby amended and restated in its entirety to read as follows:

          If, on any Friday, the aggregate Receivable Interests of the Purchasers exceed 100%, the Seller shall pay to the Agent not later than the immediately succeeding Settlement Date an amount to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment, the aggregate of the Receivable Interest equals or is less than 100%.

          2.5. Section 6.5(a) of the RPA is hereby amended and restated in its entirety to read as follows:

          (a) Not later than each Reporting Date, the Servicer shall prepare and forward to the Agent a Weekly Report.

          2.6. Sections 7.1(a), (b), (c) and (g) are hereby amended and restated in their entirety to read, respectively, as follows:

          (a) The Servicer or the Seller shall fail to make any payment or deposit when required hereunder and, EXCEPT FOR A PAYMENT DUE UNDER SECTION 1.10, such failure shall remain unremedied for one (1) Business Day following the occurrence thereof.

          (b) The Servicer or the Seller shall fail to deliver any Weekly Report ON OR BEFORE EACH REPORTING DATE, or THE SERVICER OR THE SELLER SHALL FAIL TO DELIVER any Monthly Report within two (2) Business Days after the same is due.

          (c)  The Servicer or the Seller shall fail to perform or observe

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     any other term, covenant or agreement hereunder (other than as referred to in ANY OTHER SUBSECTION OF THIS SECTION 7.1) and such failure shall remain unremedied for five (5) Business Days following written notice thereof to the Servicer or the Seller, as applicable.

          (g) The aggregate Receivable Interests hereunder shall at any time exceed 100% AND SUCH EXCESS SHALL CONTINUE UNREMEDIED BEYOND THE SETTLEMENT DATE IMMEDIATELY FOLLOWING THE REPORTING DATE WHEN SUCH EXCESS IS FIRST REQUIRED TO BE REPORTED.

          3. Representations and Warranties. In order to induce the Agent and the Purchasers to enter into this Amendment, the Seller hereby represents and warrants to the Agent and the Purchasers that (a) this Amendment has been duly authorized, executed and delivered by the Seller and is enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally, and (b) after giving prospective effect to the waivers and amendments set forth herein, each of the representations and warranties set forth in Section 3.1 of the RPA will be true and correct as of the date hereof, and no Servicer Default or Potential Servicer Default will exist and be continuing.

          4. Effectiveness. This Amendment will become effective when each of the parties hereto has duly executed a counterpart hereof and delivered such executed counterpart to the Agent.

          5.  Miscellaneous.

          (a) CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          (b) Reaffirmation. Except as expressly modified hereby, the RPA remains unaltered and in full force and effect, and is hereby ratified and confirmed.

          (c) Counterparts; Severability. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.


                             FLEXIBLE FUNDING CORP.


                             By: /s/ R. Michael Hembree
                                -----------------------------------------
                              Name: R. Michael Hembree
                              Title: Vice President, Finance & Admn.


                             FALCON ASSET SECURITIZATION CORPORATION


                             By: /s/ Brooks P. Crankshaw
                                -----------------------------------------
                                 Authorized Signatory



                             THE FIRST NATIONAL BANK OF CHICAGO,
                             as an Investor and as Agent


                             By: /s/ Brooks P. Crankshaw
                                ------------------------------------------
                                 Authorized Agent


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